Exhibit 10.3

Exclusive Technical Service and Management Consultancy Agreement

This Exclusive Technical Service and Management Consultancy Agreement (hereinafter referred to as the “Agreement”) is entered into on December 13, 2018 by and between:

A.

Yunnan Century Long-Spring Technology Co., Ltd., a wholly foreign-owned enterprise legally established and existing under the PRC laws, with its unified credit code of 91530100MA6K83075A and its registered address at No. 5-20, 9/F, Building 2, Shanghai ASEAN Building, Chenggong District, Kunming City, Yunnan Province (hereinafter referred to as “Party A”);

B.	Domestic affiliates, as set forth in Appendix I hereto (the aforementioned parties are hereinafter referred as collectively to “Party B”).

Party A and Party B shall hereinafter be referred to individually as a “Party”, or collectively, the “Parties”.

Whereas

1.

Party A is a wholly foreign-owned enterprise incorporated in accordance with the PRC laws. Its business scope includes: corporate management consulting, investment and asset management, corporate planning; design, production, agency, advertising; computer graphic design and production; computer system services; computer technology training; organization of cultural and artistic exchange activities (excluding performances), interior decoration engineering design. (The items subject to approval under laws may not be carried out until the approval by the competent authority has been obtained).

2.

Party A agrees to provide Party B with technical services, management support services and consulting services required for private education activities, including but not limited to the development, design, maintenance and update of educational software, educational websites and web page, the compilation, selection and/or recommendation of school curriculum, professional design and school teaching materials, the recruitment of teachers and other staff, training support, support for admissions, maintenance of public relations, market research and development, management and marketing consulting and other related services, and Party B agrees to accept such services from Party A.

In order to clarify their respective rights and obligations, upon friendly negotiations, the Parties agree as follows for mutual compliance.

I.	Definitions and Interpretations

“Proposed Listed Company” means First High-School Education Group Co., Ltd., a limited company incorporated under the laws of the Cayman Islands on September 19, 2018.

“Long-Spring Education Holding” means Long-Spring Education Holding Group Limited, a limited company incorporated on September 20, 2011 under the PRC laws.

“Business” means all services and business provided or operated by Party B from time to time in accordance with the licenses obtained, including but not limited to private education business.

“PRC” means the People’s Republic of China (for the purpose of the Agreement only, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan region).

II.	Exclusive Technical Services

1.

During the term of the Agreement, Party A, as Party B’s technical service provider, agrees to provide Party B with technical support and related technical services permitted by the PRC laws, on the terms and conditions hereunder, which include but are not limited to:

a)	Designing developing, updating and maintaining the educational software used on computers and mobile devices for Party B;

b)	Designing developing, updating and maintaining the web pages and websites required by Party B for its educational activities for Party B;

c)	Designing developing, updating and maintaining the management information systems required by Party B for its educational activities for Party B;

d)	Providing other technical support required by Party B for its educational activities;

e)

Providing regular or irregular technical consulting services to Party B (including but not limited to providing feasibility studies, technical predictions, special technical surveys, analysis and evaluation reports);

f)	Providing technical trainings for Party B personnel;

g)	Engaging relevant technical personnel to provide Party B with field technical guidance; and

h)	Providing other technical services reasonably requested by Party B.

2.

Party B appoints Party A to exclusively provide technical development, support and related technical services, and Party B further agrees that, without the prior written consent of Party A, Party B will not appoint or accept any third party to provide all or part of the technology development, support and services in respect of the said business during the term of the Agreement .

3.	Party B shall provide Party A with the plans and arrangements for required technical development, support or technical services in a timely manner.

4.

The Parties understand that the actual services provided by Party A are limited to the scope of Party A’s approved business scope; where the services requested by Party B and its subsidiaries exceed Party A’s approved business scope, Party A will apply to expand its business scope to the maximum extent permitted by law, and provide related services after being allowed to expand its business scope.

III.	Exclusive Management and Consulting Services

1.

During the term of the Agreement, Party A shall have the right to provide Party B with exclusive management and consulting services in accordance with the terms and conditions hereunder, which include but are not limited to:

a)	Providing Party B with school design and curriculum design services;

b)	Providing Party B with the preparation, selection and/or recommendation of teaching materials;

c)	Providing Party B with support and services in the recruitment and training of teachers and staff;

d)	Providing Party B with admission service and support, including but not limited to planning admission standards, scope and methods, formulating and designing admission brochures and ads;

e)	Providing Party B with public relations maintenance services, including but not limited to assisting Party B to maintain good relations with government agencies and media;

f)	Formulating a long-term strategic development plan and drafting an annual work plan for Party B;

g)	Developing a financial management system, recommending and optimizing the annual financial budget for Party B;

h)	Providing Party B with suggestions on setting up internal institutions and designing internal management systems;

i)	Providing Party B with special management and consulting training for administrative personnel, and providing Party B with administrative personnel management standards;

j)	As entrusted by Party B, conducting special market research and investigation, and providing market information and business development suggestions;

k)	Formulating regional and national student source market development plans for Party B;

l)	Assisting Party B to establish a modern marketing network combining on-line and off-line marketing into one; and

m)	Providing other technical services reasonably requested by Party B.

2.

Party B exclusively appoints Party A to provide management and consulting services, and Party B further agrees that, without the prior written consent of Party A, during the term of the Agreement, Party B shall not accept or appoint any third party to provide management and consulting services in the aforesaid aspects, nor enter into any similar cooperation relationship with any third party on the matters described herein.

IV.	Authorization

1.

In order to enable Party A to provide related services more efficiently, during the term of the Agreement, Party B irrevocably appoints Party A (and any of its agents or sub-agents) as its agent, and Party A may, on behalf of Party B or in the name of Party B or otherwise (at the discretion of the agent),

a)	execute relevant documents with third parties (including but not limited to suppliers and customers);

b)	handle any matter that Party B is obligated to handle hereunder but has not handled; and

c)	Sign all necessary documents and handle all necessary matters so that Party A can fully exercise all or any of the rights, powers and authorities granted by the Agreement.

2.	Party B undertakes to issue an independent power of attorney to Party A at any time at the request of Party A.

3.	Party B agrees to ratify and confirm any matters that Party A, as its agent, handles or intends to handle in accordance with this provision on appointment.

V.	Service Fees

1.

As the consideration for the exclusive technical services and exclusive management and consulting services provided by Party A, Party B shall, in accordance with further agreement between the Parties, check, confirm and pay Party A technical service fees and management and consulting service fees (hereinafter referred to collectively as the “Service Fees”) based on the payable service fees calculated by Party A in line with its own and Party B’s financial status, for each financial year.

2.

As far as the Service Fees payable by a school under Long-Spring Education Holding to Party A, the Service Fees are calculated and confirmed in accordance with the following floating standards: that is, on the premise of complying with the requirements of the PRC laws, the entire school running balance of the year, after deducting the necessary costs and expenses required for school business operations (Party B provides the preliminary accounting results on necessary costs and expenses, which will be finalized and decided by Party A) and taxes, making up for the previous year’s losses of the school (if required by applicable law), setting aside statutory school development funds (if required by applicable law) and other fees that must be set aside in accordance with national regulations, shall be paid to Party A as the Service Fees for the services provided by Party A to the school hereunder, but Party A has the right to adjust the amount of Service Fees in line with the specific services, the school’s operating conditions and the school’s development needs, but the amount of the Service Fees so adjusted shall not exceed the previously agreed limit.

3.

As far as the Service Fees payable by Long-Spring Education Holding and its subsidiaries to Party A, the Service Fees are calculated and confirmed in accordance with the following floating standards: that is, on the premise of complying with the requirements of the PRC laws, the entire profit of the company for the current year, after deducting the necessary costs and expenses required for company business operations (Party B provides the preliminary accounting results on necessary costs and expenses, which will be finalized and decided by Party A) and taxes, making up for the previous year’s losses of the company (if required by applicable law), setting aside statutory provident fund (if required by applicable law), shall be paid to Party A as the Service Fees for the services provided by Party A to the company hereunder, but Party A has the right to adjust the amount of the Service Fees in line with the specific services, the company’s operating conditions and the company’s development needs, but the amount of the Service Fees so adjusted shall not exceed the previously agreed limit.

4.

The Service Fees can be paid before or after Party A provides the required technical services and management and consulting services. In order to meet Party B’s operational debt repayment requirements, Party A agrees that Party B may pay the Service Fees with the balance of capital after repaying the operating debt. The shortfall may be postponed. Such postponed payments shall not be regarded as Party B’s default for which overdue interest is imposed. At the same time, in order to meet the normal development of Party B’s daily business activities, with Party A’s consent, Party B may only use the cash in excess of its basic cash requirements to pay the Service Fees. The shortfall may be postponed within the limits agreed by Party A. Such postponed payments shall not be regarded as Party B’s default for which overdue interest is imposed.

5.

The Service Fees are calculated, confirmed and paid based on the financial year. Party B shall, within 3 months after the end of each financial year, prepare and issue a financial report audited by an accounting firm in accordance with applicable accounting standards, and pay Party A the Service Fees hereunder within 15 working days after the audit financial report has been prepared and issued. Party A has the right to determine the final accounting amount of each Service Fee in accordance with the Agreement, and Party B shall record the confirmation through a resolution of the board of directors and arrange the payments.

6.

Although the total amount of the Service Fees is calculated, confirmed and paid in accordance with the financial year, upon a written notice from Party A, Party B shall advance or pay the Service Fees to Party A in accordance with the amount notified by Party A within 10 working days after Party A ‘s notice. The Service Fees so advanced or paid shall be considered and deducted accordingly when the Parties make calculation, confirmation and payment thereof each year.

7.

In addition to the Service Fees, Party B shall assume all reasonable expenses, advance payments and out-of-pocket expenses (hereinafter referred to as the “Expenses”) in any form paid or incurred for or related to the performance or provision of services by Party A, and shall reimburse Party A therefor.

8.

Party B shall pay Party A the Service Fees and reimbursable Expenses in accordance with the provisions of the Agreement and supplementary documents entered into from time to time. Party A shall issue the corresponding invoices on time for the Service Fees and all Expenses incurred during the applicable period to Party B. Party B shall pay the amount indicated in the invoice within 7 days after receiving the invoice. All bank charges for payments shall be assumed by Party B. All payments shall be transferred to the bank account designated by Party A by remittance or other methods agreed by the Parties. The Parties agree that Party A may also serve notice to Party B from time to time to change these payment instructions.

9.

Party B shall pay interest on any overdue payment for the Service Fees and Expenses specified herein, and the interest rate shall be based on the RMB short-term leading rate announced by the People’s Bank of China on the date of actual payment.

10.

The Parties shall assume the taxes and fees they shall pay in accordance with the laws when they execute and perform the Agreement. If requested by Party A, Party B shall make every effort to assist Party A in obtaining tax deduction or credit for all or part of its service fee income under the Agreement.

VI.	Intellectual Property Rights

1.

Except as otherwise provided by the PRC laws and regulations, the intellectual property rights in, to and under the technologies developed and materials compiled by Party A in the process of providing research and development services, technical support and technical services to Party B, and the intellectual property rights in, to and under all research and development results obtained by Party through performing the Agreement and/or the contracts jointly executed with other parties and any rights derived therefrom, shall be exclusively owned by Party A. The aforesaid rights include, but are not limited to, patent application rights, proprietary technology ownership, software, technical documentation and technical materials of works, copyrights of works of art and other works or other intellectual property rights, the right to license others to use such intellectual property rights, or the right to transfer such intellectual property rights, etc.

VII.	Representations and Warranties

1.	Party A represents and warrants to Party B as follows:

a)	Party A is a legally established and duly existing limited company, and has the capacity to bear civil liability to other parties;

b)

Party A has the right to sign and perform the Agreement, and has obtained all necessary and appropriate approvals and authorizations for signing and performing the Agreement, and has obtained, according to applicable laws, all government approvals, qualifications, licenses, and the like required for relevant business.

c)

As of the effective date of the Agreement, the Agreement is legally valid and binding on Party A, and the terms and conditions of the Agreement are legally enforceable, and Party A has ability to provide related services under the Agreement;

d)

Party A’s signing and performance of the Agreement does not violate any laws or regulations of the PRC, court judgments or arbitral award, or decision, approval, or license of any administrative authority, or any agreement to which Party A is a party and that is binding on Party A, and shall not lead to suspension, revocation, confiscation, or failure of renewal of any approvals or licenses from any applicable government departments; and

e)

There is no pending litigation, arbitration or other judicial or administrative procedures that will affect Party A’s performance of its obligations under the Agreement, and to the best of Party A’s knowledge, no one threatens to take such actions.

2.	Party B represents and warrants to Party A as follows:

a)	Party B is a limited liability company and/or private non-enterprise organization duly established and validly existing, and has the capacity to bear civil liability to other parties;

b)

Party B has the right to sign and perform the Agreement, and has obtained all necessary and appropriate approvals and authorizations for signing and performing the Agreement, and has obtained, according to applicable laws, all government approvals, qualifications, licenses, and the like required for relevant business.

c)	As of the effective date of the Agreement, the Agreement is legally valid and binding on Party B, and the terms and conditions of the Agreement are legally enforceable;

d)

Party B’s signing and performance of the Agreement does not violate any laws or regulations of the PRC, court judgments or arbitral award, or decision, approval, or license of any administrative authority, or any agreement to which Party B is a party and that is binding on Party B, and shall not lead to suspension, revocation, confiscation, or failure of renewal of any approvals or licenses from any applicable government departments;

e)

There is no pending litigation, arbitration or other judicial or administrative procedures that will affect Party B’s performance of its obligations under the Agreement, and to the best of Party B’s knowledge, no one threatens to take such actions;

f)

Party B has disclosed to Party A any contracts, government approvals, licenses or other documents to which it is a party or which is binding upon it or its assets or business, that may have a material adverse effect on its ability to fully perform its obligations under the Agreement, and the documents provided by Party B to the other party did not contain any misrepresentation or omission of important facts.

g)	Party B shall pay Party A’s the Service Fees in full and in a timely manner in accordance with the terms of the Agreement.

h)

Party B shall maintain the continuous validity of the licenses and qualifications related to Party B’s business during the service period; and shall actively cooperate with Party A to provide services and accept Party A’s reasonable opinions and suggestions on Party B’s business.

VIII.	Confidentiality

1.

Party B agrees to take reasonable measures to protect the confidential materials and information of Party A (hereinafter referred to as the “Confidential Information”) obtained by it as a result of receiving Party A’s exclusive technical support and technical services; without the prior written consent of Party A, Party B shall not disclose, give or transfer such Confidential Information to any third party. Once the Agreement is terminated, Party B shall return any files, materials or software containing Confidential Information to Party A as requested by Party A, or destroy it by itself, and delete any Confidential Information from all relevant memory devices, and shall not continue to use such Confidential Information.

2.

The Parties hereby acknowledge and determine that any oral or written information exchanged between them in connection with the Agreement is confidential. Each Party shall keep all such information confidential, and shall not disclose any relevant information to any third party without the written consent of the other Party, except:

a)	the public is aware of or will become aware of such information (not as a result of unauthorized disclosure to the public by the party who receives the information);

b)	the information is disclosed as required by applicable laws or the rules or regulations of the stock exchange; or

c)

the information needs to be disclosed by a Party to its legal or financial adviser in connection with the transactions hereunder, provided that such legal or financial adviser is also subject to confidentiality obligations similar with this Article.

3.

The leakage of the information by the staff of a Party or the agency recruited by the Party shall be deemed to be the leakage committed by the Party, and the Party shall be liable for breach of contract in accordance with the Agreement.

4.	The Parties agree that this Article VIII shall survive regardless of whether the Agreement is invalid, changed, rescinded, terminated, or non-operable.

IX.	Liabilities for Breach of Contract

1.

Where a Party is in breach of any provisions of the Agreement, thereby causing all or part of the Agreement impossible to be performed, the defaulting party shall be liable therefor and shall compensate the other party for the losses incurred (including the court costs and attorney fees arising therefrom); where the Parties breach the contract, they shall be liable therefor as per actual situation.

X.	Governing Laws and Settlement of Disputes

1.	Changes in Laws

At any time after the execution of the Agreement, in the case of the promulgation or amendment of any PRC laws, regulations or rules, or in the case of changes in the interpretation or application of such laws, regulations or rules, the following provisions shall apply:

a)

Where the above changes or new regulations are more favorable to either Party than the applicable laws, regulations, ordinances or rules in force on the date of execution of the Agreement (and the other Party are not seriously affected thereby), the Parties shall change the Agreements in a timely manner to obtain the benefits brought by such changes or new regulations; or the Parties should apply in a timely manner to obtain the benefits brought by such changes or new regulations, and the Parties should use their best efforts to make the application approved; and

b)

Where either Party’s economic interests under the Agreement are directly or indirectly severely and adversely affected due to the above changes or new regulations, the Agreement shall continue to be implemented in accordance with the original terms. The Parties shall use all legal means to obtain an exemption from compliance with the changes or new regulations. Where the adverse effect on the economic interests of either Party cannot be resolved in accordance with the provisions of the Agreement, after the affected Party notifies the other Party, the Parties shall promptly negotiate and make all necessary modifications to the Agreement to maintain the affected Party’s economic interests under the Agreement.

2.	The conclusion, validity, interpretation, performance, modification and termination of the Agreement and the settlement of disputes shall be governed by the PRC laws.

3.

Any dispute, controversy or claim arising out of or related to the Agreement or the performance, interpretation, breach, termination or validity of the Agreement shall be resolved upon friendly negotiation. The negotiation shall begin as soon as a disputing party serves a written consultation request on the other party in dispute, where the consultation request states the dispute or claim in detail.

4.

If the dispute cannot be resolved within thirty (30) days after the above notice is served, either party has the right to submit the dispute to arbitration. The Parties agree that the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) in Beijing, and the CIETAC shall make an arbitral award in accordance with the then-effective arbitration rules of the CIETAC. The arbitral award is final and binding on the Parties. The arbitration commission has the right to rule that, with respect to the equity interests or the sponsors’ interests, property interests or other assets of Party B, Party A shall be compensated for the losses caused to Party A due to the breaching behaviors of Party B, or to issue corresponding injunctions (for the purpose of business operation or forced transfer of assets), or to rule that the Party B shall be dissolved and liquidated. After the arbitral award comes into effect, either Party has the right to apply to a court of competent jurisdiction to enforce the arbitral award.

5.

At the request of a party in dispute, before the arbitral tribunal is formed according to law or under appropriate circumstances, the court of competent jurisdiction has the right to grant an interim relief to support the process of the arbitration, for example, by seizing or freezing the equity interests or the sponsor’s interests, property rights, or other assets of the breaching party according to a judgment or a ruling. For the above purposes, the courts of competent jurisdiction include Hong Kong courts, Cayman Islands courts, the courts where the main assets of the Proposed Listed Company are located, and the courts where the main assets of the Party B are located, in addition to the PRC courts.

6.	During the arbitration, except the matters in dispute submitted to arbitration, the Parties to the Agreement shall continue to perform their other obligations under the Agreement.

7.

Any rights, powers and remedies conferred on each Party by any provision of the Agreement shall not preclude any other rights, powers and remedies that the Party may have in accordance with legal provisions and other provisions of the Agreement, and a Party’s exercising a right shall not preclude the Party from exercising its other rights, powers and remedies.

8.

A Party’s failure to exercise or delay in exercising any of its rights, powers or remedies under the Agreement or laws (hereinafter referred to as the “Party’s Rights”) shall not result in a waiver of the Party’s Rights; and a single or partial waiver of any rights by a Party shall not preclude the Party from exercising the Party’s Rights in other ways or from exercising other rights of the Party.

XI.	Changes of Circumstances

1.

Where at any time, as a result of the promulgation or amendment of any PRC laws, regulations or rules, or due to changes in the interpretation or application of such laws, regulations or rules, or due to changes in relevant registration procedures, Party A considers that maintaining the effectiveness and performance of the Agreement becomes illegal or violates such laws, regulations or rules, Party B shall immediately take any action and/or sign any agreement or other document in accordance with the written instructions of Party A and in accordance with the requirements of Party A, to:

(a)	keep the Agreement valid; and/or

(b)	achieve the intent and purposes of the Agreement in the manner specified in the Agreement or in other manners.

XII.	Severability

1.

Where any one or more of the provisions of the Agreement are found to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of other provisions of the Agreement shall not be affected or impaired thereby in any way. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with legally permitted and expected maximum valid provisions, and the economic effects of such valid provisions shall be similar as far as possible with those of invalid, illegal or unenforceable provisions.

XIII.	Term

1.

The Agreement shall take effect on the date when the Parties execute the Agreement, and shall terminate automatically after Party A and/or other parties designated by the Proposed Listed Company have fully exercised their rights to acquire all (direct and indirect) interests of the shareholders of Long-Spring Education Holding in Party B in accordance with the Exclusive Call Option Agreement entered into by and among them and Party B and the shareholders of Long-Spring Education Holding on the date of execution of the Agreement. Party A may terminate the Agreement unilaterally by serving a thirty (30) days’ prior notice. Unless otherwise provided by law, in no case shall Party B the right to unilaterally terminate or rescind the Agreement.

2.

The Parties shall complete the examination and approval and registration procedures to extend the business period within three (3) months prior to the expiry date of their respective business periods, so that the validity of the Agreement can be continued.

3.

For the avoidance of doubt, in accordance with the Exclusive Call Option Agreement, if the laws and regulations of the PRC allow Party A and/or another foreign-owned or offshore entity designated by the Proposed Listed Company to directly hold part or all of the equity interests of Party B and/or the sponsors’ interests, and to engage in restricted/prohibited business such as private education through Party B, then Party A shall issue an equity purchase notice as soon as practicable, and a minimum limit for the purchaser of the equity interests to acquire the (direct and indirect) equity interests from the shareholders of Long-Spring Education Holding shall not be less than an upper threshold permitted by the laws and regulations of the PRC for Party A and/or another foreign-owned or offshore entity designated by the Proposed Listed Company to acquire the equity interests of Party B. The Agreement shall automatically terminate after the purchaser of the entity interests has fully exercised, in accordance with the Exclusive Call Option Agreement, the option of acquiring all (direct and indirect) equity interests from the shareholders of Long-Spring Education Holding in Party B.

XIV. Amendment

1.

Subject to a consensus reached between the Parties hereto and approval of the shareholders (meetings) of Party A, the Parties to the Agreement may modify or supplement the Agreement and take all necessary steps and actions to make such modifications or supplements legal and effective at their own expenses.

2.

If the Stock Exchange of Hong Kong Limited (hereinafter referred to as “SEHK”) or other regulators propose any modifications to the Agreement, or any changes related to the Agreement have occurred to the listing rules or related requirements of the SEHK, the Parties shall revise the Agreement accordingly.

XV. Force Majeure

1.

If the obligations of the Parties under the Agreement are not fulfilled due to a force majeure event, the liabilities under the Agreement shall be waived to the extent of impact of the force majeure event. For the purpose of the Agreement, force majeure events include only natural disasters, storms, tornadoes and other weather conditions, strikes, factory closedown/work stoppages or other industry problems, wars, riots, conspiracies, acts of hostilities, acts of terrorism, or violence of criminal organizations, blockades, severe illness or plagues, earthquakes or other crustal movements, floods and other natural disasters, bomb explosions or other explosions, fires, accidents, or government actions, which lead to failure of performing the Agreement.

2.

When a force majeure event occurs, the Party affected by the force majeure event shall make every effort to reduce and remove the impact of the force majeure event, and shall undertake the delayed and impeded obligations under the Agreement. After the force majeure event is lifted, the Parties agree to make every effort to continue to perform the Agreement.

3.

If there is a possible force majeure event that causes delay or impeding of the Agreement or threatens to delay or impede the performance of the Agreement, the Party concerned shall immediately notify the other Party in writing and provide all relevant information.

XVI. Miscellaneous

1.

Party B shall not transfer its rights and obligations under the Agreement to any third party, without the prior written consent of Party A. Party B hereby agrees that, to the extent permitted by the PRC laws, Party A may transfer its rights and obligations under the Agreement to the third parties, if necessary. Party A is only required to give a written notice to Party B when such transfer occurs, without Party B’ consent for such transfer.

2.	The Agreement is valid and binding upon the Parties and their respective heirs, successors and assigns.

3.	The Agreement is written in Chinese and executed in multiple counterparts having the same legal effect.

(There is no text below)

(This page is signature page (i) of the Agreement, and contains no text)

Yunnan Century Long-Spring Technology Co., Ltd. /s/ (Seal) Yunnan Century Long-Spring Technology Co., Ltd. Affixed By: /s/ Zhang Shaowei	Long-Spring Education Holding Group Limited /s/ (Seal) Long-Spring Education Holding Group Limited Affixed By: /s/ Zhang Shaowei

Yunnan Zhongchuang Education Tutorial School /s/ (Seal) Yunnan Zhongchuang Education Tutorial School Affixed By: /s/ Liu Kai	Beijing Hengyue Education Technology Co., Ltd. /s/ (Seal) Beijing Hengyue Education Technology Co., Ltd. Affixed By: /s/ Su Kang

Ordos Hengyue Education Technology Co., Ltd. /s/ (Seal) Ordos Hengyue Education Technology Co., Ltd. Affixed By: /s/ Su Kang	Ordos Hengshui Experimental High School /s/ (Seal) Ordos Hengshui Experimental High School Affixed By: /s/ Su Kang

Resort District Hengshui Experimental Secondary School /s/ (Seal) Resort District Hengshui Experimental Secondary School Affixed By: /s/ Zhang Shaowei	Yunnan Hengshui Chenggong Experimental Secondary School /s/ (Seal) Yunnan Hengshui Chenggong Experimental Secondary School Affixed By: /s/ Zhang Shaowei

Yunnan Hengshui Experimental Secondary School—Xishan School /s/ (Seal) Yunnan Hengshui Experimental Secondary School—Xishan School Affixed By: /s/ Zhang Shaowei	Yunnan Hengshui Yiliang Experimental Secondary School /s/ (Seal) Yunnan Hengshui Yiliang Experimental Secondary School Affixed By: /s/ Zhang Shaowei

Yunnan Long-Spring Foreign Language Secondary School /s/ (Seal) Yunnan Long-Spring Foreign Language Secondary School Affixed By: /s/ Zhang Shaowei	Qujing Hengshui Experimental Secondary School /s/ (Seal) Qujing Hengshui Experimental Secondary School Affixed By: /s/ Zhang Shaowei

Yunnan Yuxi Hengshui Experimental High School /s/ (Seal) Yunnan Yuxi Hengshui Experimental High School Affixed By: /s/ Zhang Shaowei

Schedule of Material Differences

One or more domestic affiliates signed Exclusive Technical Service and Management Consultancy Agreement using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Domestic Affiliate	Unified Credit Code	Signing Date	Material Differences in terms
V. Service Fees
1	Yunnan Century Long- Spring Technology Co., Ltd.	91530100MA6K83075A	January 12, 2021

2. As far as the Service Fees payable by a school under Long-Spring Education Holding to Party A, the Service Fees are calculated and confirmed in accordance with the following floating standards: that is, on the premise of complying with the requirements of the PRC laws, Party A has the right to determine the amount of Service Fees in line with the specific services, the school’s operating conditions and the school’s development needs.

2	Kunming Guandu Hengshizhong Education Training School Co., Ltd.	91530111MA6NK6QMXU	January 12, 2021
3	Xinping Hengshi High School Co., Ltd.	91530427MA6NYJBX6L	January 12, 2021
4	Xinping Hengshui Experimental Middle School	52530427MJ00482493	January 12, 2021
5	Shanxi Long-Spring Enterprise Management Co., Ltd.	91140200MA0KKN7CX9	January 12, 2021
X.Governing Laws and Settlement of Disputes
6	Datong Hengshi Gaokao Tutorial School	52140214MJY4314186	January 12, 2021

5. At the request of a party in dispute, before the arbitral tribunal is formed according to law or under appropriate circumstances, the court of competent jurisdiction has the right to grant an interim relief to support the process of the arbitration, for example, by seizing or freezing the equity interests or the sponsor’s interests, property rights, or other assets of the breaching party according to a judgment or a ruling.

7	Xishuangbanna Hengshi High School Co., Ltd.	91532800MA6PNKHQ17	January 12, 2021
8	Yunnan Hengshui Qiubei Experimental High School	52532626MJT34266XU	January 12, 2021
9	Yunnan Hengshui Wenshan Experimental High School	52532601MJT3434278	January 12, 2021
10	Mengla Hengshui Experimental High School	52532823MJT3467679	January 12, 2021
XIV. Amendment
11	Yunnan Bainian Long-Spring Technology Co., Ltd.	91530111MA6PGFBRXJ	January 12, 2021

2. If relevant regulators propose any modifications to the Agreement, or any changes related to the Agreement have occurred to related laws or listing rules, the Parties shall revise the Agreement accordingly.

12	Zhenxiong Bainian Long-Spring Technology Co., Ltd.	91530627MA6PMDQ794	January 12, 2021
13	Guizhou Hengshizhong Technology Co., Ltd.	91520900MAAJR4F57R	January 12, 2021
14	Guizhou Long-Spring Century Technology Co., Ltd.	91520900MAAJQ4M05Q	January 12, 2021

Appendix I: Domestic Affiliates

1.	Long-Spring Education Holding Group Limited

2.	Beijing Hengyue Education Technology Co., Ltd.

3.	Ordos Hengyue Education Technology Co., Ltd.

4.	Resort District Hengshui Experimental Secondary School

5.	Yunnan Hengshui Chenggong Experimental Secondary School

6.	Yunnan Hengshui Experimental Secondary School—Xishan School

7.	Yunnan Hengshui Yiliang Experimental Secondary School

8.	Yunnan Long-Spring Foreign Language Secondary School

9.	Qujing Hengshui Experimental Secondary School

10.	Yunnan Yuxi Hengshui Experimental High School

11.	Ordos Hengshui Experimental High School

12.	Yunnan Zhongchuang Education Tutorial School